UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2021

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Corning Gas NYPSC Rate Case Filing

On July 16, 2021, Corning Natural Gas Holding Corporation (the “Company”) subsidiary Corning Natural Gas Corporation (“Corning Gas”) filed a three-year rate plan with the New York State Public Service Commission (the “NYSPSC”). The rate years in the filed plan are the twelve months ended June 30, 2023, 2024 and 2025. The increases reflected for the three rate years are $5,758,453, $1,643,355 and $989,061, respectively. Those three years of stand-alone increases would impact customer total bills by 20.43%, 4.85% and 2.78%, respectively. In this filing, however, Corning Gas proposes a rate plan with levelized increases over three years. The levelized increase would be $3,591,855 for each of the three rate years and would impact customer total bills by 11.14% in each year.

The rate increases Corning Gas seeks are necessitated by several factors. The primary drivers are the need to recover costs associated with programs mandated by the NYPSC, recovery of regulatory amortization, property taxes, insurance costs and increases in labor costs and other operating costs. The return on equity requested Corning Gas in its filing is 10.2%. The current allowed return on equity is 8.8% (Case 20-G-0101).

A decision on Corning Gas’ filing is expected within eleven months from the filing date. The NYPSC may approve, deny or modify the request.

Corning Gas Appeal from NYPSC Rate Order

On July 15, 2021, Corning Gas filed a petition with the State of New York Supreme Court, Albany County, to review and set aside portions of the May 19, 2021 Order Establishing Rates and Rate Plan that was issued by the NYPSC in PSC Cases 20-G-0101 and 16-G-0204 (the “Order”) involving Corning Gas’ rates for gas service. Corning Gas claims in its petition that the NYPSC Order was arbitrary, capricious and an abuse of discretion; affected by errors of law; in violation of lawful procedure; and unsupported by substantial evidence in the record.

Accordingly Corning Gas requested judgment: (1) annulling and setting aside the Order insofar as the Order implements four areas of “austerity” adjustments and denies leak survey and repair costs; (2) remanding the matter to the NYPSC for further proceedings consistent with the court’s judgment; and (3) granting such other and further relief as may be just and proper. Corning Gas cannot predict or guarantee the outcome the case.

PAPUC Approval of Pike Loan Application

On July 15, 2021, the Pennsylvania Public Utility Commission (the “PAPUC”) issued an order approving the application of the Company’s subsidiary Pike County Light & Power Company (“Pike”) to obtain a multi-disbursement term loan in a principal amount not to exceed $8,973,695 from M&T Bank to finance capital expenditures for fiscal years 2021 through 2025 (Case S-2021-3026418). Pike must file a report with the PAPUC upon obtaining the loan. Pike expects to obtain the loan in the third calendar quarter of 2021, but the approval is effective through December 31, 2025.

PAPUC Approval of Pike Rate Application

On June 23, 2021 and on July 15, 2021, the PAPUC issued rate orders to Pike for its gas utility and its electric utility respectively. The two rate orders, effective July 28, 2021, will increase Pike’s gas revenues by $225,000 per year and electric revenues by $1.4 million per year. The rate order will remain in effect until revised.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this Form 8-K to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Corning Natural Gas Holding Corporation. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects” “intends,” “plans,” “predicts,” “believes,” “may,” “will” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company’s ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission (the “SEC”); and other factors that the Company is currently unable to identify or quantify, but may exist in the future. The Company expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that may affect the future results of the Company are described in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 20, 2021	Corning Natural Gas Holding Corporation

/s/ Michael I. German
By Michael I. German
President and Chief Executive Officer

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